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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         As independent public accountants, we hereby consent to the incorporation of our report dated March 1, 2001 included in this Form 10-KSB, into Founders Food & Firkins Ltd.'s previously filed Registration Statement File Nos. 333-93459 and 333-40552.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd.

March 30, 2001
Minneapolis, Minnesota